Exhibit 2

Stock Loan Agreement

CBI USA, INC. (“CBI USA”) and DGP CO., LTD. (“DGP”) have entered into this Stock Loan Agreement (the “Agreement”) and agree as follows:

- A G R E E M E N T -

1.	Lender : CBI USA

2.	Borrower : DGP

2.	Shares : 340,000 shares of common stock of EXICURE, INC. (“XCUR”) owned by CBI USA

3.	Interest Rate : 4.6 % per annum

(The interest shall be calculated based on the closing price of XCUR shares on the business day before the date of this Agreement, U.S. local time.)

4.	Maturity : June 30, 2024

5.	Covenant : On the date of this Agreement, CBI USA shall transfer the Shares being loaned to the below brokerage account of DGP.

(Receiving Account : eBest Investment & Securities Co. Ltd., 206449534-01, DGP Co. Ltd.)

6.	Enclosure : Seal certificate of DGP; copy of Receiving Account

The Shares being loaned hereunder are “restricted securities” within the meaning of applicable U.S. securities laws and may not be sold or transferred unless registered under U.S. securities laws or an exemption is available. The Borrower understands and acknowledges that no registration is in effect with respect to any potential sale or transfer, and the exemption for resales provided by Rule 144 under the Securities Act of 1933 is not currently available. Therefore, the ability to sell or transfer the Shares will be very limited.

Any matters not specified in this Agreement may be added or changed by mutual agreement of the parties.

In witness whereof, this Agreement is made in duplicate, signed and stamped by CBI USA and DGP, with a copy to each party.

2024. 02. 29

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Lender : CBI USA

Company Name	:	CBI USA, INC.

Registration No.	:	86-3703094

Address	:	c/o Baker & Hostetler LLP, One North Wacker Drive, Suite 4500, Chicago, IL, 60606, USA

Signed By	:	Kyungwon Oh, CEO

Borrower : DGP

Company Name	:	DGP CO., LTD.

Registration No.	:	220-81-43198

Address	:	23, Geurintekeu-ro, Yeonggwang-eup, Yeonggwang-gun, Jeollanam-do, Republic of Korea 57024

Signed By	:	Kyungwon Oh, CEO (DGP corporate seal)